Use these links to rapidly review the document

SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED THIRD QUARTER 2018

(1)
Includes reconciliation of consolidated net income to funds from operations.

3Q 2018 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS RECORD THIRD QUARTER 2018 RESULTS AND RAISES FULL YEAR 2018 GUIDANCE

INDIANAPOLIS, October 25, 2018 - Simon, a global leader in premier shopping, dining and entertainment destinations, today reported results for the quarter ended September 30, 2018.

RESULTS FOR THE QUARTER

•
Net income attributable to common stockholders was $556.3 million, or $1.80 per diluted share, as compared to $513.8 million, or $1.65 per diluted share, in the prior year period.

•
Funds from Operations ("FFO") was $1.086 billion, or $3.05 per diluted share, as compared to $1.035 billion, or $2.89 per diluted share, in the prior year period, an increase of 5.5% per diluted share.

RESULTS FOR THE NINE MONTHS

•
Net income attributable to common stockholders was $1.724 billion, or $5.57 per diluted share, as compared to $1.374 billion, or $4.41 per diluted share, in the prior year period.

•
FFO was $3.173 billion, or $8.90 per diluted share, as compared to $2.905 billion, or $8.09 per diluted share, in the prior year period, a 10.0% increase per diluted share.

"We produced another excellent quarter highlighted by strong financial and operational performance, the very successful openings of Denver Premium Outlets and the expansion of Shisui Premium Outlets, and another increase to our full-year 2018 guidance," said David Simon, Chairman and CEO.

3Q 2018 SUPPLEMENTAL	2

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Reported retailer sales per square foot for the trailing 12-months ended September 30, 2018 was $650, an increase of 4.5%.

•
Occupancy was 95.5% at September 30, 2018.

•
Base minimum rent per square foot was $53.88 at September 30, 2018, an increase of 2.8% compared to the prior year period.

•
Leasing spread per square foot for the trailing 12-months ended September 30, 2018 was $7.59, an increase of 13.9%.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the nine months ended September 30, 2018 was 4.1%. Total portfolio NOI includes comparable property NOI, NOI from new development, redevelopment, expansion and acquisitions, NOI from international properties and our share of NOI from investments. Comparable property NOI growth for the nine months ended September 30, 2018 was 2.3%.

DIVIDENDS

Today, Simon's Board of Directors declared a quarterly common stock dividend of $2.00 per share. This is an 8.1% increase year-over-year. The dividend will be payable on November 30, 2018 to shareholders of record on November 16, 2018. The Company will pay $7.90 per share in common stock dividends in 2018, a 10.5% increase year-over-year.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on December 31, 2018 to shareholders of record on December 17, 2018.

3Q 2018 SUPPLEMENTAL	3

EARNINGS RELEASE

DEVELOPMENT ACTIVITY

On September 27, 2018, we opened Denver Premium Outlets (Thornton, CO), a 330,000 square-foot LEED-certified center featuring a dynamic mix of merchandise, amenities and experiences. Simon owns 100% of this center.

During the quarter, the 68,000 square-foot, phase three expansion of Shisui Premium Outlets opened featuring new fashion and sports brands, in vogue cafes and an outdoor garden area. Simon owns 40% of this center.

Construction continues on three new international development projects including:

•
Queretaro Premium Outlets (Queretaro, Mexico); scheduled to open in spring 2019. Simon owns a 50% interest in this project.

•
Malaga Designer Outlet (Malaga, Spain); scheduled to open in summer 2019. Simon owns a 46% interest in this project.

•
Cannock Designer Outlet (Cannock, United Kingdom); scheduled to open in spring 2020. Simon owns a 20% interest in this project.

Construction also continues on significant redevelopment and expansion projects at other properties including Town Center at Boca Raton, Toronto Premium Outlets, The Shops at Riverside (Hackensack, NJ) and Southdale Center (Edina (Minneapolis), MN).

During the third quarter, construction started on significant expansion projects at Paju Premium Outlets (Seoul, South Korea) and Tosu Premium Outlets (Kyushu, Japan).

Subsequent to quarter end, construction started on a transformative mixed-use redevelopment at Phipps Plaza. The dynamic, reimagined development is headlined by the arrival of Nobu Hotel and Restaurant Atlanta, along with a 90,000 square-foot Life Time healthy living and entertainment destination and a unique, curated dining experience. A 13-story, 350,000 square-foot Class A office building, One Phipps Plaza, is yet another element of the redevelopment.

3Q 2018 SUPPLEMENTAL	4

EARNINGS RELEASE

FINANCING ACTIVITY

During the first nine months of 2018, the Company closed on 13 mortgage loans totaling approximately $3.0 billion, (U.S. dollar equivalent), of which Simon's share is approximately $1.3 billion. The weighted average interest rate and weighted average term on these loans is 3.83% and 8.4 years, respectively.

As of September 30, 2018, Simon had more than $7.0 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

2018 GUIDANCE

The Company currently estimates net income to be within a range of $7.50 to $7.54 per diluted share for the year ending December 31, 2018 and that FFO will be within a range of $12.09 to $12.13 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2018

	LOW END	HIGH END
Estimated net income attributable to common stockholders per diluted share	$7.50	$7.54
Depreciation and amortization including Simon's share of unconsolidated entities	5.00	5.00
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(0.41)	(0.41)

Estimated FFO per diluted share	$12.09	$12.13

3Q 2018 SUPPLEMENTAL	5

EARNINGS RELEASE

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 8:30 a.m. Eastern Time, Thursday, October 25, 2018. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until November 1, 2018. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 5597981.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our third quarter 2018 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

3Q 2018 SUPPLEMENTAL	6

EARNINGS RELEASE

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact, if any, of the United Kingdom's exit from the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

3Q 2018 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2018	2017	2018	2017
REVENUE:
Minimum rent	$864,514	$861,184	$2,581,792	$2,559,535
Overage rent	39,601	36,634	104,533	94,601
Tenant reimbursements	385,543	386,713	1,138,855	1,146,156
Management fees and other revenues	28,784	28,946	85,506	90,860
Other income	90,563	90,161	286,491	219,796

Total revenue	1,409,005	1,403,638	4,197,177	4,110,948

EXPENSES:
Property operating	119,021	118,807	335,420	330,226
Depreciation and amortization	316,175	317,037	953,309	950,265
Real estate taxes	119,315	111,953	344,950	332,027
Repairs and maintenance	23,632	25,352	73,507	72,654
Advertising and promotion	36,688	36,006	107,979	108,450
Provision for credit losses	4,984	2,895	13,915	10,765
Home and regional office costs	32,714	31,451	106,093	110,906
General and administrative	12,172	13,014	35,713	40,089
Other	26,913	57,055	69,293	102,678

Total operating expenses	691,614	713,570	2,040,179	2,058,060

OPERATING INCOME	717,391	690,068	2,156,998	2,052,888
Interest expense	(199,469)	(199,032)	(611,585)	(604,408)
Loss on extinguishment of debt	—	—	—	(128,618)
Income and other taxes	(10,118)	(14,511)	(26,475)	(16,981)
Income from unconsolidated entities	134,408	116,110	325,263	277,212
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	144,949	4,989

CONSOLIDATED NET INCOME	642,212	592,635	1,989,150	1,585,082
Net income attributable to noncontrolling interests	85,111	78,018	262,722	209,070
Preferred dividends	834	834	2,503	2,503

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$556,267	$513,783	$1,723,925	$1,373,509

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$1.80	$1.65	$5.57	$4.41

3Q 2018 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	SEPTEMBER 30, 2018	DECEMBER 31, 2017
ASSETS:
Investment properties, at cost	$36,943,299	$36,393,464
Less — accumulated depreciation	12,638,409	11,935,949

	24,304,890	24,457,515
Cash and cash equivalents	695,718	1,482,309
Tenant receivables and accrued revenue, net	722,730	742,672
Investment in unconsolidated entities, at equity	2,281,688	2,266,483
Investment in Klépierre, at equity	1,776,655	1,934,676
Deferred costs and other assets	1,298,012	1,373,983

Total assets	$31,079,693	$32,257,638

LIABILITIES:
Mortgages and unsecured indebtedness	$23,678,264	$24,632,463
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,268,099	1,269,190
Cash distributions and losses in unconsolidated entities, at equity	1,534,550	1,406,378
Other liabilities	503,342	520,363

Total liabilities	26,984,255	27,828,394

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	197,937	190,480
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,830	43,077

Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,411,571 and 320,322,774 issued and outstanding, respectively	32	32

Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—

Capital in excess of par value	9,736,720	9,614,748
Accumulated deficit	(4,896,754)	(4,782,173)
Accumulated other comprehensive loss	(118,593)	(110,453)
Common stock held in treasury, at cost, 11,115,156 and 9,163,920 shares, respectively	(1,380,619)	(1,079,063)

Total stockholders' equity	3,383,616	3,686,168
Noncontrolling interests	513,885	552,596

Total equity	3,897,501	4,238,764

Total liabilities and equity	$31,079,693	$32,257,638

3Q 2018 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2018	2017	2018	2017
REVENUE:
Minimum rent	$483,685	$466,601	$1,443,617	$1,383,361
Overage rent	52,417	52,560	163,144	150,376
Tenant reimbursements	222,153	215,774	666,068	644,020
Other income	73,259	74,208	232,747	210,287

Total revenue	831,514	809,143	2,505,576	2,388,044
OPERATING EXPENSES:
Property operating	151,873	145,288	437,718	410,301
Depreciation and amortization	161,964	156,682	488,098	469,884
Real estate taxes	60,654	54,668	197,497	185,228
Repairs and maintenance	20,035	18,811	63,968	59,512
Advertising and promotion	20,318	19,837	65,425	63,871
Provision for credit losses	1,300	1,063	13,378	7,629
Other	43,916	45,174	143,533	133,558

Total operating expenses	460,060	441,523	1,409,617	1,329,983

OPERATING INCOME	371,454	367,620	1,095,959	1,058,061
Interest expense	(163,855)	(149,746)	(505,540)	(438,393)
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	—	—	25,792	—

NET INCOME	$207,599	$217,874	$616,211	$619,668

Third-Party Investors' Share of Net Income	$101,750	$110,581	$304,174	$314,531

Our Share of Net Income	105,849	107,293	312,037	305,137
Amortization of Excess Investment (A)	(21,526)	(22,608)	(64,447)	(68,045)
Our Share of Gain on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	—	—	(9,672)	—

Income from Unconsolidated Entities (B)	$84,323	$84,685	$237,918	$237,092

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. ("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

3Q 2018 SUPPLEMENTAL	10

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	SEPTEMBER 30, 2018	DECEMBER 31, 2017
Assets:
Investment properties, at cost	$18,632,287	$18,328,747
Less - accumulated depreciation	6,672,267	6,371,363

	11,960,020	11,957,384
Cash and cash equivalents	1,013,153	956,084
Tenant receivables and accrued revenue, net	403,315	403,125
Deferred costs and other assets	395,144	355,585

Total assets	$13,771,632	$13,672,178

Liabilities and Partners' Deficit:
Mortgages	$15,231,476	$14,784,310
Accounts payable, accrued expenses, intangibles, and deferred revenue	903,599	1,033,674
Other liabilities	351,116	365,857

Total liabilities	16,486,191	16,183,841
Preferred units	67,450	67,450
Partners' deficit	(2,782,009)	(2,579,113)

Total liabilities and partners' deficit	$13,771,632	$13,672,178

Our Share of:
Partners' deficit	$(1,204,237)	$(1,144,620)
Add: Excess Investment (A)	1,614,277	1,733,063

Our net Investment in unconsolidated entities, at equity	$410,040	$588,443

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

3Q 2018 SUPPLEMENTAL	11

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2018	2017	2018	2017
Consolidated Net Income (D)	$642,212	$592,635	$1,989,150	$1,585,082
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	313,245	313,194	944,615	939,468
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	131,573	134,998	403,777	401,692
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	(144,949)	(4,989)
Unrealized change in fair value of equity instruments	5,452	—	(1,212)	—
Net (income) loss attributable to noncontrolling interest holders in properties	(497)	550	(684)	721
Noncontrolling interests portion of depreciation and amortization	(4,380)	(4,605)	(13,564)	(12,821)
Preferred distributions and dividends	(1,313)	(1,313)	(3,939)	(3,939)

FFO of the Operating Partnership (E)	$1,086,292	$1,035,459	$3,173,194	$2,905,214

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$1.80	$1.65	$5.57	$4.41
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.23	1.24	3.74	3.69
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	—	—	(0.41)	(0.01)
Unrealized change in fair value of equity instruments	0.02	—	—	—

Diluted FFO per share (F)	$3.05	$2.89	$8.90	$8.09

Details for per share calculations:
FFO of the Operating Partnership (E)	$1,086,292	$1,035,459	$3,173,194	$2,905,214
Diluted FFO allocable to unitholders	(142,710)	(136,632)	(416,694)	(382,660)

Diluted FFO allocable to common stockholders (G)	$943,582	$898,827	$2,756,500	$2,522,554

Basic and Diluted weighted average shares outstanding	309,294	310,853	309,740	311,740
Weighted average limited partnership units outstanding	46,779	47,263	46,822	47,290

Basic and Diluted weighted average shares and units outstanding	356,073	358,116	356,562	359,030

Basic and Diluted FFO per Share (F)	$3.05	$2.89	$8.90	$8.09
Percent Change	5.5%		10.0%

3Q 2018 SUPPLEMENTAL	12

EARNINGS RELEASE

Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale, disposal or property insurance recoveries of, or any impairment relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, equity instruments, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $1.2 million and $2.4 million for the three months ended September 30, 2018 and 2017, respectively, and $3.9 million and $10.1 million for the nine months ended September 30, 2018 and 2017, respectively.

-
Straight-line adjustments increased income by $6.8 million and $11.8 million for the three months ended September 30, 2018 and 2017, respectively, and $21.8 million and $27.1 million for the nine months ended September 30, 2018 and 2017, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $0.6 million and $1.4 million for the three months ended September 30, 2018 and 2017, respectively, and $3.0 million and $4.6 million for the nine months ended September 30, 2018 and 2017, respectively.

(E)
Includes a loss on the extinguishment of debt of $128.6 million for the nine months ended September 30, 2017.

(F)
Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.36 for the nine months ended September 30, 2017.

(G)
Includes Diluted FFO allocable to common stockholders related to a loss on the extinguishment of debt of $111.7 million for the nine months ended September 30, 2017.

3Q 2018 SUPPLEMENTAL	13

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At September 30, 2018, we owned or had an interest in 235 properties comprising 191 million square feet in North America, Asia and Europe. Additionally, at September 30, 2018, we had a 21.2% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of September 30, 2018 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

3Q 2018 SUPPLEMENTAL	14

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	39%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.1X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	288%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

3Q 2018 SUPPLEMENTAL	15

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2018	2017	2018	2017
Financial Highlights
Total Revenue - Consolidated Properties	$1,409,005	$1,403,638	$4,197,177	$4,110,948
Consolidated Net Income	$642,212	$592,635	$1,989,150	$1,585,082
Net Income Attributable to Common Stockholders	$556,267	$513,783	$1,723,925	$1,373,509
Basic and Diluted Earnings per Common Share (EPS)	$1.80	$1.65	$5.57	$4.41
Funds from Operations (FFO) of the Operating Partnership	$1,086,292	$1,035,459	$3,173,194	$2,905,214
Basic and Diluted FFO per Share (FFOPS)	$3.05	$2.89	$8.90	$8.09
Dividends/Distributions per Share/Unit	$2.00	$1.80	$5.90	$5.30

Stockholders' Equity Information	AS OF SEPTEMBER 30, 2018	AS OF DECEMBER 31, 2017
Limited Partners' Units Outstanding at end of period	47,213	46,879
Common Shares Outstanding at end of period	309,304	311,167

Total Common Shares and Limited Partnership Units Outstanding at end of period	356,517	358,046

Weighted Average Limited Partnership Units Outstanding	46,822	47,260
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	309,740	311,517

Debt Information
Share of Consolidated Debt	$23,501,273	$24,465,117
Share of Joint Venture Debt	7,160,084	7,011,525

Share of Total Debt	$30,661,357	$31,476,642

Market Capitalization
Common Stock Price at end of period	$176.75	$171.74
Common Equity Capitalization, including Limited Partnership Units	$63,014,428	$61,490,902
Preferred Equity Capitalization, including Limited Partnership Preferred Units	82,081	82,527

Total Equity Market Capitalization	$63,096,509	$61,573,429

Total Market Capitalization - Including Share of Total Debt	$93,757,866	$93,050,071

Debt to Total Market Capitalization	32.7%	33.8%

3Q 2018 SUPPLEMENTAL	16

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Nine Months Ended September 30, 2018

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets, international Designer Outlets and distributions from other international investments.
(3)
Includes Lifestyle Centers.

3Q 2018 SUPPLEMENTAL	17

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30,		% GROWTH	FOR THE NINE MONTHS ENDED SEPTEMBER 30,		% GROWTH

	2018	2017		2018	2017
Comparable Property NOI (2)	$1,383,043	$1,350,935	2.4%	$4,105,374	$4,012,996	2.3%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	15,732	19,882		52,448	60,364
International Properties (4)	124,512	110,217		370,185	307,798
Our share of NOI from Investments (5)	94,781	83,658		233,799	192,604

Portfolio NOI	$1,618,068	$1,564,692	3.4%	$4,761,806	$4,573,762	4.1%
Corporate and Other NOI Sources (6)	88,583	94,837		308,163	300,935

Combined NOI	$1,706,651	$1,659,529		$5,069,969	$4,874,697
Less: Joint Venture Partners' Share of NOI	281,223	274,604		835,734	804,919

Our Share of Total NOI	$1,425,428	$1,384,925		$4,234,235	$4,069,778

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets (except for Canadian International Premium Outlets included in Comparable NOI), International Designer Outlets and distributions from other international investments.
(5)
Includes our share of NOI of Klépierre, HBS, and other corporate investments.
(6)
Includes income components excluded from Portfolio NOI and Comparable Property NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of equity instruments, unrealized gains and losses on equity instruments, Simon management company revenues, and other assets.

3Q 2018 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2018	2017	2018	2017
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$642,212	$592,635	$1,989,150	$1,585,082
Income and other tax expense	10,118	14,511	26,475	16,981
Interest expense	199,469	199,032	611,585	604,408
Income from unconsolidated entities	(134,408)	(116,110)	(325,263)	(277,212)
Loss on extinguishment of debt	–	–	–	128,618
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	–	–	(144,949)	(4,989)

Operating Income	717,391	690,068	2,156,998	2,052,888
Depreciation and amortization	316,175	317,037	953,309	950,265
Home and regional office costs	32,714	31,451	106,093	110,906
General and administrative	12,172	13,014	35,713	40,089

NOI of consolidated entities	$1,078,452	$1,051,570	$3,252,113	$3,154,148

Reconciliation of NOI of unconsolidated entities:
Net Income	$207,599	$217,874	$616,211	$619,668
Interest expense	163,855	149,746	505,540	438,393
Gain on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	–	–	(25,792)	–

Operating Income	371,454	367,620	1,095,959	1,058,061
Depreciation and amortization	161,964	156,682	488,098	469,884

NOI of unconsolidated entities	$533,418	$524,302	$1,584,057	$1,527,945

Add: Our share of NOI from Klépierre, HBS and other corporate investments	94,781	83,657	233,799	192,604

Combined NOI	$1,706,651	$1,659,529	$5,069,969	$4,874,697

3Q 2018 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED SEPTEMBER 30, 2018	NINE MONTHS ENDED SEPTEMBER 30, 2018
FFO of the Operating Partnership	$1,086,292	$3,173,194
Non-cash impacts to FFO(1)	10,208	29,927

FFO of the Operating Partnership excluding non-cash impacts	1,096,500	3,203,121
Tenant allowances	(51,557)	(144,898)
Operational capital expenditures	(49,331)	(110,255)

Funds available for distribution	$995,612	$2,947,968

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED SEPTEMBER 30, 2018	NINE MONTHS ENDED SEPTEMBER 30, 2018
Deductions:
Straight-line rent	$(6,739)	$(21,762)
Fair value of debt amortization	8	16
Fair market value of lease amortization	(619)	(2,985)
Additions:
Stock based compensation expense	8,371	25,113
Mortgage, financing fee and terminated swap amortization expense	9,187	29,545

	$10,208	$29,927

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 18 – 20 and in the Earnings Release for the latest period.

3Q 2018 SUPPLEMENTAL	20

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2018	2017	2018	2017
Consolidated Properties
Other Income
Interest, dividend and distribution income (1)	$12,628	$8,601	$42,626	$17,355
Lease settlement income	9,839	13,284	41,473	36,420
Gains on land sales	1,232	1,790	3,247	9,534
Realized gains on sales of marketable securities	–	21,541	–	21,541
Other (2)	66,864	44,945	199,145	134,946

Totals	$90,563	$90,161	$286,491	$219,796

Other Expense
Ground leases	$10,466	$9,933	$31,726	$30,340
Unrealized change in fair value of equity instruments (3)	5,452	–	(1,212)	–
Professional fees and other	10,995	47,122	38,779	72,338

Totals	$26,913	$57,055	$69,293	$102,678

Capitalized Interest	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,

	2018	2017	2018	2017
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$5,928	$4,831	$15,184	$20,460
Our Share of Joint Venture Properties	$436	$543	$1,668	$1,771

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments and other miscellaneous income items.

(3)
Relates to period value fluctuations of Washington Prime Group ("WPG") equity and amounts not included in FFO.

3Q 2018 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF SEPTEMBER 30,

	2018	2017
Total Number of Properties	176	177
Total Square Footage of Properties (in millions)	151.8	152.9

Ending Occupancy (1):
Consolidated Assets	95.5%	95.4%
Unconsolidated Assets	95.5%	94.8%
Total Portfolio	95.5%	95.3%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$633	$608
Unconsolidated Assets	$701	$665
Total Portfolio	$650	$622
Base Minimum Rent PSF (3):
Consolidated Assets	$52.19	$50.82
Unconsolidated Assets	$58.38	$56.80
Total Portfolio	$53.88	$52.42

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
9/30/18	8,084,281	$62.33	$54.74	$7.59	13.9%
6/30/18	6,213,708	$75.55	$68.23	$7.32	10.7%
3/31/18	6,044,658	$75.77	$67.32	$8.45	12.6%
12/31/17	6,656,004	$72.68	$65.26	$7.42	11.4%
9/30/17	6,254,415	$71.50	$64.29	$7.21	11.2%
Occupancy Cost as a Percentage of Sales (5):
9/30/18	12.9%
6/30/18	12.9%
3/31/18	13.0%
12/31/17	13.2%
9/30/17	13.1%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

3Q 2018 SUPPLEMENTAL	22

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF SEPTEMBER 30,

	2018	2017
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.1	21.1
Ending Occupancy(1)	98.5%	98.1%
Total Sales PSF(2)	$609	$582
Base Minimum Rent PSF(3)	$31.75	$30.71
Leasing Spread PSF(4)	$8.83	$10.80
Leasing Spread (Percentage Change)(4)	18.0%	19.9%

International Properties
Premium Outlets
Total Number of Properties	19	18
Total Square Footage of Properties (in millions)	7.1	6.6
Designer Outlets
Total Number of Properties	9	9
Total Square Footage of Properties (in millions)	2.2	2.2
Statistics for Premium Outlets in Japan(5)
Ending Occupancy	99.6%	99.9%
Total Sales PSF	¥106,308	¥104,243
Base Minimum Rent PSF	¥5,127	¥5,056
(1)
See footnote 1 on page 22 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 22 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 22 for definition.
(4)
See footnote 4 on page 22 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

3Q 2018 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 9/30/18	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	555	1,647,419	$59.60	1.8%
2018 (10/1 - 12/31)	310	891,437	$56.84	0.9%
2019	2,636	9,524,289	$50.56	8.6%
2020	2,238	7,798,864	$50.57	7.1%
2021	2,117	8,145,411	$50.15	7.4%
2022	1,929	7,484,420	$50.82	6.9%
2023	2,227	8,461,042	$56.37	8.6%
2024	1,593	6,356,009	$58.88	6.8%
2025	1,428	5,424,568	$64.85	6.4%
2026	1,285	4,599,787	$62.54	5.2%
2027	1,041	3,868,325	$62.63	4.4%
2028	727	3,158,444	$55.20	3.2%
2029 and Thereafter	487	2,717,915	$44.83	2.3%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,476	3,789,163	$19.22	1.4%

Anchors
2018 (10/1 - 12/31)	3	475,106	$8.35	0.1%
2019	12	1,264,186	$3.69	0.1%
2020	25	2,968,085	$4.91	0.3%
2021	12	1,422,205	$4.74	0.1%
2022	15	2,219,546	$6.22	0.2%
2023	19	2,568,767	$6.44	0.3%
2024	18	1,346,016	$9.94	0.2%
2025	12	1,219,739	$8.37	0.2%
2026	5	633,170	$4.97	0.1%
2027	6	920,224	$4.16	0.1%
2028	9	857,119	$7.43	0.1%
2029 and Thereafter	16	1,873,817	$6.56	0.2%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2017 consolidated and joint venture combined base rental revenue.

3Q 2018 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	369	3,792	2.1%	3.4%
L Brands, Inc.	313	1,908	1.0%	2.2%
Ascena Retail Group Inc	449	2,499	1.4%	1.9%
PVH Corporation	240	1,469	0.8%	1.5%
Signet Jewelers, Ltd.	390	570	0.3%	1.5%
Tapestry, Inc.	243	966	0.5%	1.4%
Forever 21, Inc.	93	1,438	0.8%	1.4%
Foot Locker, Inc.	237	1,069	0.6%	1.3%
Luxottica Group SPA	387	697	0.4%	1.2%
Abercrombie & Fitch Co.	156	1,110	0.6%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	117	22,449	12.3%	0.4%
J.C. Penney Co., Inc.	66	10,589	5.8%	0.3%
Dillard's, Inc.	37	6,665	3.7%	*
Sears Holdings Corporation (2)	29	4,824	2.6%	*
Nordstrom, Inc.	28	4,679	2.6%	0.1%
Hudson's Bay Company	16	2,128	1.2%	0.1%
Dick's Sporting Goods, Inc.	30	2,070	1.1%	0.5%
Belk, Inc.	9	1,504	0.8%	*
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Target Corporation	5	751	0.4%	*
Von Maur, Inc.	5	607	0.3%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Excludes 17 stores expected to close by December 31, 2018.
*
Less than one-tenth of one percent.

3Q 2018 SUPPLEMENTAL	25

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$77,446	$212,599	$103,220
Redevelopment projects with incremental square footage and/or anchor replacement	224,385	166,782	80,386
Redevelopment projects with no incremental square footage (1)	93,894	38,517	16,659

Subtotal new development and redevelopment projects	395,725	417,898	200,265
Tenant allowances	117,324	57,186	27,574
Operational capital expenditures at properties:
CAM expenditures (2)	64,985	34,584	15,996
Non-CAM expenditures	24,765	10,248	4,509

Totals	$602,799	$519,916	$248,344

Conversion from accrual to cash basis	(16,842)	100,608	48,056

Capital Expenditures for the Nine Months Ended 9/30/18 (3)	$585,957	$620,524	$296,400

Capital Expenditures for the Nine Months Ended 9/30/17 (3)	$487,321	$767,009	$350,597

(1)
Includes restoration projects as a result of property damage from natural disasters.
(2)
Expenditures included in the pool of charges allocated to tenants as CAM.
(3)
Agrees with the line item "Capital expenditures" on the Combined Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

3Q 2018 SUPPLEMENTAL	26

DEVELOPMENT ACTIVITY SUMMARY (1)
As of September 30, 2018
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$440	$435	$381	7%	$181	$159

Premium Outlets
New Developments	$371	$316	$106	8%	$224	$57
Redevelopments	$422	$408	$226	11%	$136	$73
The Mills
Redevelopments	$21	$16	$11	13%	$13	$10
Totals	$1,254	$1,175	$724	8%	$554	$299

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved. Returns do not include any development or leasing fees earned as part of the development by Simon from joint venture partners.

3Q 2018 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY SUMMARY
As of September 30, 2018

(1)
Includes hotel, residential, office and other
(2)
Includes international Premium Outlets and international Designer Outlets

3Q 2018 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of September 30, 2018

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - Redevelopments
Town Center at Boca Raton - Boca Raton (Miami), FL	Redevelopment	11/18	100%
Auburn Mall - Auburn, MA	Redevelopment of the former Macy's Home Store building	2/19	56%
Northshore Mall - Peabody, MA	Redevelopment of Sears TBA with Tesla	3/19	56%
King of Prussia - King of Prussia (Philadelphia), PA	Redevelopment	6/19	100%
Roosevelt Field - Garden City (New York), NY	163 room Residence Inn by Marriott	7/19	50%
Burlington Mall - Burlington (Boston), MA	Redevelopment of Sears TBA	9/19	100%
Columbia Center - Kennewick, WA	Dick's Sporting Goods	10/19	100%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment	12/19	100%
Southdale Center - Edina (Minneapolis), MN	Redevelopment of the former JCPenney building with Life Time Athletic and Life Time Sport/Work	12/19	100%
Dadeland Mall - Miami, FL	Kendall West expansion including the addition of Apple and North Italia	10/20	50%
Other Properties	Redevelopment projects at various properties

Premium Outlets - New Developments
Queretaro Premium Outlets - Queretaro, Mexico	294,000 SF upscale Premium Outlet Center	3/19	50%

Designer Outlet - New Developments
Malaga Designer Outlet - Malaga, Spain	191,000 SF upscale Designer Outlet Center	6/19	46%
Cannock Designer Outlet - Cannock, U.K.	197,000 SF upscale Designer Outler Center	5/20	20%

3Q 2018 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of September 30, 2018

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Premium Outlets - Expansions
Desert Hills Premium Outlets - Cabazon (Palm Springs), CA	Redevelopment	11/18	100%
San Francisco Premium Outlets - Livermore (San Francisco), CA	Parking expansion	11/18	100%
Toronto Premium Outlets - Toronto, Ontario, Canada	Redevelopment and 145,000 SF expansion (11/18) and addition of parking deck (opened 11/17)	11/18	50%
Johor Premium Outlets - Johor, Malaysia	45,000 SF Phase III expansion	12/18	50%
Paju Premium Outlets - Seoul, South Korea	116,000 SF Phase III expansion	8/19	50%
Wrentham Premium Outlets - Wrentham (Boston), MA	Redevelopment	10/19	100%
Tosu Premium Outlets - Tosu, Japan	38,000 SF Phase IV expansion	11/19	40%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment	4/20	100%

Designer Outlet - Expansions
Vancouver Designer Outlet - Vancouver (British Columbia), Canada	84,000 SF Phase II expansion	7/19	46%
Ashford Designer Outlet - Kent, United Kingdom	98,000 SF Phase II expansion	10/19	46%

The Mills - Redevelopments
Katy Mills - Katy (Houston), TX	Redevelopment	12/18	63%
(1)
Projects listed above are included in the Development Activity Summary and are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties

3Q 2018 SUPPLEMENTAL	30

U.S. TENANT OPENINGS OF NOTE

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Openings during the First Nine Months of 2018
Allen Premium Outlets - Allen (Dallas), TX	Premium Outlets	H&M	Last Call Neiman Marcus
Cape Cod Mall - Hyannis, MA	Mall	Ten Pin Eatery	N/A
College Mall - Bloomington, IN	Mall	Fresh Thyme	Sears
Del Amo Fashion Center - Torrance (Los Angeles), CA	Mall	Dave & Buster's	N/A
		EMC Seafood	N/A
		Marshalls	N/A
Galleria, The - Houston, TX	Mall	Fig & Olive	Saks Fifth Avenue (1)
		Nobu Restaurant	Saks Fifth Avenue (1)
Gulfport Premium Outlets - Gulfport, MS	Premium Outlets	H&M	Gap (1)
Gurnee Mills - Gurnee (Chicago), IL	Mills	Dick's Sporting Goods	Sports Authority
Ingram Park Mall - San Antonio, TX	Mall	Outback Steakhouse	N/A
Lehigh Valley Mall - Whitehall, PA	Mall	Apple (1)	J. Crew/Ann Taylor
		Bob's Discount Furniture	H.H. Gregg
Ontario Mills - Ontario (Riverside), CA	Mills	Aki-Home	Sports Authority
Orland Square - Orland Park (Chicago), IL	Mall	Apple (1)	Forever 21 (1)
Penn Square Mall - Oklahoma City, OK	Mall	The Container Store	N/A
Phipps Plaza - Atlanta, GA	Mall	The Public Kitchen & Bar	N/A
		Grand Lux Café	N/A
Pier Park - Panama City Beach, FL	Lifestyle Center	SkyWheel	N/A
Prien Lake Mall - Lake Charles, LA	Mall	T.J. Maxx/HomeGoods	JCPenney (2)
Shops at Clearfork, The - Fort Worth, TX	Mall	AMC Theatres	N/A
		Pinstripes	N/A
Stanford Shopping Center - Palo Alto (San Jose), CA	Mall	Jeffrey	Ralph Lauren
Tyrone Square - St. Petersburg (Tampa), FL	Mall	Dick's Sporting Goods	Sears
		Lucky's Market	Sears
		PetSmart	Sears
Waterloo Premium Outlets - Waterloo, NY	Premium Outlets	H&M	Eddie Bauer
West Town - Knoxville, TN	Mall	Cinebarre Theatre	Regal Cinema

Openings Projected for the Remainder of 2018
Arundel Mills - Hanover (Baltimore), MD	Mills	Aldi	H.H. Gregg
Falls, The - Miami, FL	Mall	Shake Shack	N/A
Fashion Valley - San Diego, CA	Mall	North Italia	N/A
Galleria, The - Houston, TX	Mall	Blanco Tacos + Tequila	Saks Fifth Avenue (1)
		Spice Route	Saks Fifth Avenue (1)

3Q 2018 SUPPLEMENTAL	31

U.S. TENANT OPENINGS OF NOTE

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Gurnee Mills - Gurnee (Chicago), IL	Mills	The RoomPlace	T.J. Maxx
King of Prussia - King of Prussia (Philadelphia), PA	Mall	Eddie V's Prime Seafood	N/A
Phipps Plaza - Atlanta, GA	Mall	Ecco Restaurant	N/A
Plaza Carolina - Carolina (San Juan), PR	Mall	Caribbean Cinemas	Sports Authority
Rio Grande Valley Premium Outlets - Mercedes (McAllen), TX	Premium Outlets	H&M	VF Factory Outlet/Shoe Palace
Roosevelt Field - Garden City (New York), NY	Mall	Small Batch	Houston's
San Francisco Premium Outlets - Livermore (San Francisco), CA	Premium Outlets	H&M	Last Call Neiman Marcus
Shops at Riverside, The - Hackensack (New York), NJ	Mall	Barnes & Noble (1)	Saks Fifth Avenue
Smith Haven Mall - Lake Grove (New York), NY	Mall	Texas de Brazil	N/A
Southdale Center - Edina (Minneapolis), MN	Mall	Shake Shack	N/A
Southridge Mall - Greendale (Milwaukee), WI	Mall	Dick's Sporting Goods	Sears
		Round 1	Sears

Openings Projected for 2019 and Beyond
Arundel Mills - Hanover, MD	Mills	Ulta	Neiman Marcus
Avenues, The - Jacksonville, FL	Mall	Miller's Ale House	Buca di Beppo
Brea Mall - Brea (Los Angeles), CA	Mall	Life Time Athletic	Sears
Cape Cod Mall - Hyannis, MA	Mall	Target	Sears
Columbia Center - Kennewick, WA	Mall	Dick's Sporting Goods	Regal Cinema
Dadeland Mall - Miami, FL	Mall	Apple (1)	N/A
		North Italia	N/A
Falls, The - Miami, FL	Mall	Bulla Gastrobar	N/A
Forum Shops at Caesars Palace, The - Las Vegas, NV	Mall	True Food Kitchen	N/A
		The Slanted Door	N/A
Grapevine Mills - Grapevine (Dallas), TX	Mills	Peppa Pig World of Play	Gala Formal
Lenox Square - Atlanta, GA	Mall	Zara (2)	N/A
Mall at Rockingham Park, The - Salem (Boston), NH	Mall	Cinemark Theatre	N/A
Mall of Georgia - Buford (Atlanta), GA	Mall	Seasons 52	N/A
Midland Park Mall - Midland, TX	Mall	Dillards (1)	Sears
Northgate - Seattle, WA	Mall	NHL Seattle Practice Facility	N/A
Northshore Mall - Peabody (Boston), MA	Mall	Life Time Athletic	Sears
		Tesla	Sears TBA
Ocean County Mall - Toms River (New York), NJ	Mall	LA Fitness	Sears
		B.J.'s Restaurant & Brewhouse	Sears
Orland Square - Orland Park (Chicago), IL	Mall	AMC Theatre	Sears
		Von Maur	Carson's
Orlando International Premium Outlets - Orlando, FL	Premium Outlets	H&M	Skechers (1)/Payless/Forever 21 (1)

3Q 2018 SUPPLEMENTAL	32

U.S. TENANT OPENINGS OF NOTE

PROPERTY NAME/LOCATION	PROPERTY TYPE	NEW TENANT	FORMER TENANT
Phipps Plaza - Atlanta, GA	Mall	Life Time Athletic/Work	Belk
		Nobu Restaurant	Belk
Pier Park - Panama City Beach, FL	Lifestyle Center	I Love Sugar	N/A
		Paula Deen's Family Kitchen	N/A
Roosevelt Field - Garden City, NY	Mall	Osteria Morini	New York & Co. (1)
Round Rock Premium Outlets - Round Rock, TX	Premium Outlets	Duluth Trading Company	Chili's Grill & Bar
Sawgrass Mills - Sunrise (Miami), FL	Mills	Primark	JCPenney Outlet
		Seasons 52	N/A
Southdale Center - Edina (Minneapolis), MN	Mall	Life Time Athletic & Sport/Work	JCPenney
		RH	N/A
Summit Mall - Akron, OH	Mall	Arhaus	N/A
White Oaks Mall - Springfield, IL	Mall	Michaels	H.H. Gregg
Woodfield Mall - Schaumburg (Chicago), IL	Mall	Shake Shack	N/A
(1)
Tenant has an existing store at this center but will relocate or has relocated to a new location.
(2)
Tenant to remain in a portion of its existing space.

3Q 2018 SUPPLEMENTAL	33

DENSIFICATION PROJECTS

PROPERTY NAME/LOCATION	PROPERTY TYPE	PROJECT DESCRIPTION
Openings in 2016
Phipps Plaza - Atlanta, GA *	Hotel	166 room AC Hotel by Marriott

Openings in 2017
Coconut Point - Estero, FL	Hotel	114 room Town Place Suites
Houston Premium Outlets - Cypress (Houston), TX	Hotel	95 room Holiday Inn Express
Phipps Plaza - Atlanta, GA *	Residential	319 residential units
The Shops at Clearfork - Fort Worth, TX *	Office	130,000 SF of Class A office building
Woodland Hills Mall - Tulsa, OK	Hotel	110 room Holiday Inn Express

Openings in 2018
Arundel Mills - Hanover (Baltimore), MD	Hotel	310 room Live! Hotel with 1,500 seat concert venue
Southdale Center - Edina (Minneapolis), MN *	Hotel	146 room Homewood Suites

Openings Projected for 2019 and Beyond
Allen Premium Outlets - Allen (Dallas), TX	Hotel	101 room Staybridge Suites
Auburn Mall - Auburn, MA *	Office	88,000 SF medical office space
Colorado Mills - Lakewood (Denver), CO	Hotel	127 room SpringHill Suites
Firewheel Town Center - Garland (Dallas), TX	Hotel	90 room Fairfield Inn
Northgate - Seattle, WA	Office	30,000 SF NHL Seattle Corporate Headquarters
Roosevelt Field - Garden City (New York), NY *	Hotel	163 room Residence Inn by Marriott
Round Rock Premium Outlets - Round Rock (Austin), TX	Hotel	170 room Embassy Suites
Round Rock Premium Outlets - Round Rock (Austin), TX *	Residential	432 residential units
Phipps Plaza - Atlanta, GA *	Hotel Office	150 room Nobu Hotel 350,000 SF of Class A office building
Sawgrass Mills - Sunrise (Miami), FL *	Hotel	170 room AC Hotel by Marriott
Shops at Mission Viejo, The - Mission Viejo (Los Angeles), CA	Office	105,000 SF of Class A medical office building
Wolfchase Galleria - Memphis, TN	Hotel	112 room Courtyard by Marriott
*
Projects in which Simon has an ownership interest

3Q 2018 SUPPLEMENTAL	34

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2017 through September 30, 2018

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2017	311,166,854	46,879,625
Activity During the First Six Months of 2018:
Exchange of Limited Partnership Units for Common Stock	6,000	(6,000)
Redemption of Limited Partnership Units for Cash	–	(49,219)
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(18,680)	–
Restricted Stock Awards (3)	51,756	–
Repurchase of Simon Property Group Common Stock in open market	(1,988,247)	–

Number Outstanding at June 30, 2018	309,217,683	46,824,406

Third Quarter Activity:
Exchange of Limited Partnership Units for Common Stock	86,732	(86,732)
Issuance of Limited Partnership Units	–	475,183

Number Outstanding at September 30, 2018	309,304,415	47,212,857

Number of Limited Partnership Units and Common Shares at September 30, 2018	356,517,272

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF SEPTEMBER 30, 2018
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on September 30, 2018 was $70.95 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

3Q 2018 SUPPLEMENTAL	35

CREDIT PROFILE
(As of September 30, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
29.0%
29.3%
31.6%
33.8%
32.7%
2014
2015
2016
2017
9/30/18

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
13.4%
13.3%
14.0%
14.8%
14.9%
2014
2015
2016
2017
9/30/18

FIXED CHARGE COVERAGE

5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
3.8
4.5
5.0
5.0
5.1
2014(1)(2)
2015(3)
2016(4)
2017(4)
TTM 9/30/18

NET DEBT TO NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.4
5.6
5.6
5.5
5.4
2014(1)
2015
2016
2017
TTM 9/30/18

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
58%
61%
62%
64%
64%
2014(1)(2)
2015(3)
2016(4)
2017(4)
TTM 9/30/18

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
7.2
6.8
6.4
6.0
5.6
5.2
4.8
4.39%
3.91%
3.53%
3.40%
3.47%
6.1
5.9
7.0
6.6
6.4
Interest Rate
Years to Maturity
2014
2015
2016
2017
9/30/18

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(4)
Includes a charge for loss on extinguishment of debt of $0.38 per share and $0.36 per share in 2016 and 2017, respectively.

3Q 2018 SUPPLEMENTAL	36

SUMMARY OF INDEBTEDNESS
As of September 30, 2018
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,203,589	$6,064,069	3.93%	5.7
Variable Rate Debt	749,987	711,565	3.05%	3.4

Total Mortgage Debt	6,953,576	6,775,634	3.84%	5.5
Unsecured Debt
Fixed Rate	15,670,931	15,670,931	3.18%	7.5
Revolving Credit Facility - USD Currency	125,000	125,000	3.04%	3.7

Total Revolving Credit Facilities	125,000	125,000	3.04%	3.7
Global Commercial Paper - USD	996,925	996,925	2.16%	0.2

Total Unsecured Debt	16,792,856	16,792,856	3.12%	7.0
Premium	13,084	13,084
Discount	(46,447)	(46,447)
Debt Issuance Costs	(103,225)	(102,274)
Other Debt Obligations	68,420	68,420

Consolidated Mortgages and Unsecured Indebtedness (1)	$23,678,264	$23,501,273	3.32%	6.6

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,520,447	$6,447,236	4.04%	5.8
Floating Rate Debt (Hedged) (1)	260,208	101,708	1.65%	6.8
Variable Rate Debt	1,072,810	469,516	3.20%	3.0
TMLP Debt (2)	422,017	162,501	–	–

Total Mortgage Debt	15,275,482	7,180,961	3.97%	5.6
Premium	2,364	1,181
Discount	–	–
Debt Issuance Costs	(46,370)	(22,058)

Joint Venture Mortgages and Other Indebtedness (1)	$15,231,476	$7,160,084	3.97%	5.6

Our Share of Total Indebtedness		$30,661,357	3.47%	6.4

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	96.5%	$22,689,125	3.37%	7.0
Variable	3.5%	812,148	3.05%	3.4

	100.0%	23,501,273	3.32%	6.6
Joint Venture
Fixed	92.1%	$6,593,414	4.04%	5.8
Variable	7.9%	566,670	3.20%	3.7

	100.0%	7,160,084	3.97%	5.6

Total Debt		$30,661,357

Total Fixed Debt	95.5%	$29,282,539	3.49%	6.5

Total Variable Debt	4.5%	$1,378,818	3.11%	3.6

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 16 on the Property and Debt information.

3Q 2018 SUPPLEMENTAL	37

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of September 30, 2018
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2018	$996,925	2.16%	$86,162	6.15%	$31,409	9.45%	$1,114,496	2.45%
2019	600,000	2.20%	56,596	—	279,508	2.86%	936,104	2.26%
2020	1,370,349	2.42%	604,258	4.45%	489,708	5.32%	2,464,315	3.37%
2021	2,150,000	3.31%	972,627	3.67%	1,049,077	4.45%	4,171,704	3.68%
2022	2,745,349	2.36%	834,138	3.45%	939,473	3.90%	4,518,960	2.90%
2023	1,100,000	2.75%	753,289	3.91%	523,122	3.31%	2,376,411	3.25%
2024	1,500,000	3.53%	370,713	3.87%	1,041,483	4.15%	2,912,196	3.80%
2025	1,180,233	2.39%	844,260	3.57%	860,301	3.36%	2,884,794	3.02%
2026	1,550,000	3.28%	2,060,896	3.89%	848,502	3.76%	4,459,398	3.66%
2027	1,500,000	3.38%	146,280	4.00%	377,848	3.76%	2,024,128	3.49%
2028	—	—	46,415	3.85%	725,543	4.11%	771,958	4.09%
Thereafter	2,100,000	5.10%	—	—	14,987	4.46%	2,114,987	5.09%

Face Amounts of Indebtedness	$16,792,856	3.12%	$6,775,634	3.84%	$7,180,961	3.97%	$30,749,451	3.47%
Premiums (Discounts) on Indebtedness, Net	(46,447)		13,084		1,181		(32,182)
Debt Issuance Costs	(79,749)		(22,525)		(22,058)		(124,332)
Other Debt Obligations	68,420		—		—		68,420

Our Share of Total Indebtedness	$16,735,080		$6,766,193		$7,160,084		$30,661,357

3Q 2018 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of September 30, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		472,802	(2)
2.	Auburn Mall	MA	Auburn	56.4%		583,739	09/01/20	6.02%	Fixed	37,234	20,989
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,261,645	07/01/28	4.12%	Fixed	1,750,000	583,333
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,111,812	02/06/23	3.60%	Fixed	110,000	27,500
5.	Barton Creek Square	TX	Austin	100.0%		1,430,261	(2)
6.	Battlefield Mall	MO	Springfield	100.0%		1,199,813	09/01/22	3.95%	Fixed	118,294	118,294
7.	Bay Park Square	WI	Green Bay	100.0%		724,523	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,598	(2)
9.	Briarwood Mall	MI	Ann Arbor	50.0%		978,039	09/01/26	3.29%	Fixed	165,000	82,500
10.	Brickell City Centre	FL	Miami	25.0%		476,799	(2)
11.	Broadway Square	TX	Tyler	100.0%		626,927	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,264,825	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		723,996	03/06/21	5.75%	Fixed	89,070	50,209
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,856	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,359	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,436	10/01/26	3.95%	Fixed	190,000	95,000
17.	College Mall	IN	Bloomington	100.0%		610,256	(2)
18.	Columbia Center	WA	Kennewick	100.0%		762,585	(2)
19.	Copley Place	MA	Boston	94.4%	(7)	1,259,276	(2)
20.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,873	(2)
21.	Cordova Mall	FL	Pensacola	100.0%		929,885	(2)
22.	Crystal Mall	CT	Waterford	78.2%		782,995	06/06/22	4.46%	Fixed	88,226	68,980
23.	Dadeland Mall	FL	Miami	50.0%		1,496,840	12/05/21	4.50%	Fixed	412,419	206,210
24.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,517,965	06/01/27	3.66%	Fixed	585,000	292,500
25.	Domain, The	TX	Austin	100.0%		1,233,373	08/01/21	5.44%	Fixed	185,713	185,713
26.	Dover Mall	DE	Dover	68.1%		928,305	08/06/21	5.57%	Fixed	84,095	57,261
27.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,296	08/11/22	4.71%	Fixed	103,236	58,195
28.	Empire Mall	SD	Sioux Falls	100.0%		1,124,235	12/01/25	4.31%	Fixed	190,000	190,000
29.	Falls, The	FL	Miami	50.0%		836,401	09/01/26	3.45%	Fixed	150,000	75,000
30.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,360	07/01/21	5.11%	Fixed	40,000	17,000
							07/01/21	4.87%	Fixed	410,000	174,250
31.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,555	(2)
32.	Fashion Valley	CA	San Diego	50.0%		1,720,676	01/04/21	4.30%	Fixed	434,067	217,034
33.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		995,815	(2)
34.	Florida Mall, The	FL	Orlando	50.0%		1,718,350	09/05/20	5.25%	Fixed	323,819	161,910
35.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		663,766	(2)
36.	Galleria, The	TX	Houston	50.4%		2,016,584	03/01/25	3.55%	Fixed	1,200,000	604,440
37.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,288,826	(2)

3Q 2018 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of September 30, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Haywood Mall	SC	Greenville	100.0%		1,237,667	(2)
39.	Ingram Park Mall	TX	San Antonio	100.0%		1,118,944	06/01/21		5.38%	Fixed	128,749	128,749
40.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,655,877	(2)
41.	La Plaza Mall	TX	McAllen	100.0%		1,271,173	(2)
42.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,401	(2)
43.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,181,120	11/01/27		4.06%	Fixed	197,194	98,597
44.	Lenox Square	GA	Atlanta	100.0%		1,533,728	(2)
45.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,964	(2)
46.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,024,159	06/01/26		4.04%	Fixed	262,000	73,845
47.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,124,156	05/01/23		3.56%	Fixed	119,493	59,747
48.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,845,186	(2)
49.	Mall of New Hampshire, The	NH	Manchester	56.4%		798,881	07/01/25		4.11%	Fixed	150,000	84,555
50.	McCain Mall	AR	N. Little Rock	100.0%		793,480	(2)
51.	Meadowood Mall	NV	Reno	50.0%		901,357	11/06/21		5.82%	Fixed	112,916	56,458
52.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,332,132	(2)
53.	Miami International Mall	FL	Miami	47.8%		1,082,309	02/06/24		4.42%	Fixed	160,000	76,442
54.	Midland Park Mall	TX	Midland	100.0%		638,738	09/06/22		4.35%	Fixed	75,900	75,900
55.	Miller Hill Mall	MN	Duluth	100.0%		831,661	(2)
56.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,100,773	05/01/24		4.57%	Fixed	100,000	79,351
57.	North East Mall	TX	Hurst (Dallas)	100.0%		1,667,815	(2)
58.	Northgate	WA	Seattle	100.0%		1,045,537	(2)
59.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,595,216	07/05/23		3.30%	Fixed	244,752	137,968
60.	Ocean County Mall	NJ	Toms River (New York)	100.0%		895,128	(2)
61.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,171	(2)
62.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,338,317	12/07/20		4.77%	Fixed	61,450	52,564
63.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,914	01/01/26		3.84%	Fixed	310,000	292,938
64.	Pheasant Lane Mall	NH	Nashua		(10)	979,392	(2)
65.	Phipps Plaza	GA	Atlanta	100.0%		826,350	(2)
66.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,553	07/27/21		3.36%	Variable	225,000	225,000
67.	Prien Lake Mall	LA	Lake Charles	100.0%		842,640	(2)
68.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,469	05/01/26		4.50%	Fixed	180,000	90,000
69.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,396	(2)
70.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,378,097	(2)
71.	Ross Park Mall	PA	Pittsburgh	100.0%		1,239,511	(2)
72.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,185	(2)
73.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,067	11/01/23		4.69%	Fixed	120,000	113,328
74.	Shops at Clearfork, The	TX	Fort Worth	45.0%		549,009	03/18/21	(8)	4.01%	Variable	176,358	79,361
75.	Shops at Crystals, The	NV	Las Vegas	50.0%		269,790	07/01/26		3.74%	Fixed	550,000	275,000
76.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,254,727	02/01/23		3.61%	Fixed	295,000	150,450
77.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
78.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		666,142	02/01/23		3.37%	Fixed	130,000	130,000

3Q 2018 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of September 30, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
79.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,301,930	05/29/20	(8)	3.46%	Variable	180,000	45,000
80.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,468	11/01/22		4.01%	Fixed	97,936	55,207
81.	South Hills Village	PA	Pittsburgh	100.0%		1,128,825	(2)
82.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,587,948	(2)
83.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,049,766	04/01/23		3.84%	Fixed	145,283	145,283
84.	SouthPark	NC	Charlotte	100.0%		1,678,496	(2)
85.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,220,961	06/06/23		3.85%	Fixed	117,583	117,583
86.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		609,960	10/06/25		4.45%	Fixed	61,912	30,956
87.	Square One Mall	MA	Saugus (Boston)	56.4%		930,279	01/06/22		5.47%	Fixed	90,018	50,743
88.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		979,937	(2)
89.	St. Johns Town Center	FL	Jacksonville	50.0%		1,392,298	09/11/24		3.82%	Fixed	350,000	175,000
90.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,341,031	(2)
91.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,300,381	09/05/26		3.50%	Fixed	330,000	164,670
92.	Summit Mall	OH	Akron	100.0%		776,607	10/01/26		3.31%	Fixed	85,000	85,000
93.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,319,607	(2)
94.	Tippecanoe Mall	IN	Lafayette	100.0%		862,303	(2)
95.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,316	(2)
96.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,281,739	05/01/22		4.76%	Fixed	186,202	186,202
97.	Towne East Square	KS	Wichita	100.0%		1,145,680	(2)
98.	Treasure Coast Square	FL	Jensen Beach	100.0%		876,214	(2)
99.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,215	(2)
100.	University Park Mall	IN	Mishawaka	100.0%		918,932	(2)
101.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,775	(2)
102.	West Town Mall	TN	Knoxville	50.0%		1,338,790	07/01/22		4.37%	Fixed	210,000	105,000
103.	Westchester, The	NY	White Plains (New York)	40.0%		809,393	05/05/20		6.00%	Fixed	326,714	130,687
104.	White Oaks Mall	IL	Springfield	80.7%		925,504	06/01/23	(8)	5.01%	Variable	49,750	40,137
105.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,615	11/01/26		4.15%	Fixed	159,889	151,089
106.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,149,842	03/05/24		4.50%	Fixed	414,597	207,299
107.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,888	(2)

	Total Mall Square Footage					121,301,407

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,061	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,905	04/01/22		4.81%	Fixed	79,576	39,788
3.	Pier Park	FL	Panama City Beach	65.6%		903,611	(2)
4.	University Park Village	TX	Fort Worth	100.0%		169,567	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					1,976,144

3Q 2018 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of September 30, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY	INTEREST				INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE			RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,551	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,769	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,711	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	606,452	02/06/26			4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,510	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,367	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,822	12/01/22			3.36%	Fixed	44,461	44,461
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,709	07/01/28			4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,362	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,752	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,125	01/01/28			3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,101	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,127	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	650,267	(2)
15.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,979	(2)
16.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,890	12/01/25			4.30%	Fixed	178,000	178,000
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,548	(2)
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,222	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,686	03/01/23		(8)	3.76%	Variable	86,000	43,000
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	416,335	04/01/23			3.66%	Fixed	114,603	114,603
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,769	12/01/25			4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,033	12/01/25			4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,162	02/06/26			4.26%	Fixed	76,269	76,269
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,072	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,696	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,411	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,221	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,107	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,324	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,511	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,846	06/01/26		(15)	4.17%	Fixed	51,944	51,944
33.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,225	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,782	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,902	07/01/23			3.78%	Fixed	122,399	122,399
36.	Napa Premium Outlets	CA	Napa	100.0%	179,353	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,086	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,745	(2)

3Q 2018 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of September 30, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,801	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,895	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,704	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,153	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,504	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,430	09/01/26	(17)	3.33%	Fixed	35,549	35,549
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,613	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,047	07/26/21		3.36%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,594	09/01/26	(17)	3.33%	Fixed	62,451	62,451
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,928	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,698	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,886	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	730,867	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,831	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,691	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,495	10/06/24		4.06%	Fixed	95,000	57,000
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,485	(2)
58.	Tanger Outlets - Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,249	11/28/21	(8)	3.91%	Variable	85,000	42,500
59.	Tanger Outlets - Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	3.91%	Variable	80,000	40,000
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,747	12/01/22		3.41%	Fixed	108,820	108,820
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,437	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,930	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,263	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,289	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,200	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,450	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,821	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	898,738	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,186	(2)

	Total U.S. Premium Outlet Square Footage				30,462,353

3Q 2018 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of September 30, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,236,907	07/01/20		5.76%	Fixed	153,743	153,743
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,650,601	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,412,999	11/01/24		4.28%	Fixed	134,172	50,314
							07/01/21		5.04%	Fixed	26,243	9,841
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,362,404	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,622	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,959	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,935,902	10/01/26		3.99%	Fixed	265,839	265,839
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,788,216	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,303,240	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,108	03/05/22		4.25%	Fixed	306,767	153,383
11.	Opry Mills	TN	Nashville	100.0%		1,168,641	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,972	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,409	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,274,268	(2)

	Total The Mills Square Footage					21,109,248

	Other Properties
	Bangor Mall, Calhoun Outlet Marketplace, Circle Centre, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Lebanon Outlet Marketplace, Liberty Tree Mall, Liberty Village Outlet Marketplace, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, and Sugarloaf Mills							(15)(21)			664,507	323,534

	Total Other Properties Square Footage					7,215,918

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					182,065,070

3Q 2018 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of September 30, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/25/22	(20)	1.90%	Fixed	106,763	96,087

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton, Canada		50.0%	424,000	11/10/21	(8)(23)	3.13%	Variable	97,699	48,849
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	366,500	06/01/24	(23)	3.10%	Fixed	93,007	46,504
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	360,400	06/01/22	(23)	3.13%	Fixed	131,761	65,880
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/21	(8)(14)	3.38%	Variable	86,026	38,712

	Subtotal Canada Square Footage				1,392,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(8)(20)	2.50%	Variable	96,071	86,464

	Subtotal France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	46,976	33,118

	Subtotal Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(20)	2.50%	Variable	151,278	136,150
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	324,000	07/25/25	(20)	2.00%	Fixed	301,721	271,549

	Subtotal Italy Square Footage				612,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.72%	Fixed	46,918	18,769
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	(2)
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(25)	0.35%	Variable	29,235	11,694
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/22	(25)	0.33%	Variable	8,796	3,518
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(25)	0.31%	Fixed	40,017	16,007
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	10/31/18	(25)	0.42%	Variable	1,672	668
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(25)	0.38%	Variable	24,627	9,851
						05/29/22	(25)	0.38%	Fixed	43,975	17,590
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.92%	Variable	5,473	2,189
						11/30/19	(25)	0.38%	Fixed	26,385	10,553
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.41%	Variable	14,336	5,734

	Subtotal Japan Square Footage				3,301,700

3Q 2018 SUPPLEMENTAL	45

PROPERTY AND DEBT INFORMATION
As of September 30, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%		360,200	06/20/22	(26)	3.40%	Fixed	102,240	51,120
20.	Paju Premium Outlets	Paju (Seoul)		50.0%		442,900	07/13/23	(26)	3.63%	Fixed	59,904	29,952
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(26)	3.28%	Fixed	135,120	67,560
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	05/23/21	(26)	3.78%	Fixed	75,761	37,879

	Subtotal South Korea Square Footage					1,799,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		278,000	02/14/24	(27)	5.27%	Variable	28,889	14,444
24.	Johor Premium Outlets	Johor (Singapore)		50.0%		264,400	11/01/19	(27)	5.02%	Variable	2,524	1,262

	Subtotal Malaysia Square Footage					542,400
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)

	Subtotal Mexico Square Footage					333,000
	NETHERLANDS
26.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(28)	298,000	12/18/21	(20)	1.88%	Fixed	266,906	240,216
							08/17/25	(20)	1.30%	Variable	194,958	92,143
27.	Rosada Designer Outlet	Roosendaal		94.0%		247,500	02/25/24	(8)(20)	1.85%	Variable	67,887	63,814

	Subtotal Netherlands Square Footage					545,500
	UNITED KINGDOM
28.	Ashford Designer Outlet	Kent		45.0%		183,000	02/22/22	(5)	0.99%	Fixed	83,779	37,700

	Subtotal United Kingdom Square Footage					183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(29)					9,288,100

	TOTAL SQUARE FOOTAGE					191,353,170

	Other Secured Indebtedness:							(13)			300,143	149,714

	TOTAL SECURED INDEBTEDNESS											$13,956,595	(6)

	Our Share of Consolidated Mortgage Debt											$6,775,634

	Our Share of Joint Venture Mortgage Debt											$7,180,961

3Q 2018 SUPPLEMENTAL	46

PROPERTY AND DEBT INFORMATION
As of September 30, 2018

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000's) TOTAL
Global Commercial Paper - USD	12/03/18	(12)	2.16%	Fixed	996,925
Simon Property Group, LP (Sr. Notes)	02/01/19		2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	870,349
Simon Property Group, LP (Sr. Notes)	03/01/21	(19)	3.16%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Revolving Credit Facility - USD Currency	06/30/22	(8)	3.04%	Variable	125,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	870,349
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	580,233
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000

Total Unsecured Indebtedness					$16,792,856	(18)

3Q 2018 SUPPLEMENTAL	47

PROPERTY AND DEBT INFORMATION
As of September 30, 2018

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of June 30, 2018: 1M LIBOR at 2.26%; 1M EUR LIBOR at -.40%; 1M EURIBOR at -.37%; 3M EURIBOR at -.32%; 6M EURIBOR at -.27%; 3m GBP LIBOR at 0.80%; 1M YEN TIBOR at 0.06%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at –0.08%; 1M CDOR at 1.83%; Cost of Funds rate at 3.43%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 64.3 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $215.5 million of payment guarantees provided by the Operating Partnership (of which $10.8 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of commercial paper at September 30, 2018.
(13)
Consists of nine loans with interest rates ranging from 1.90% to 11.12% and maturities between 2018 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 111.0 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Through cross currency swap agreements, $150.0 million was swapped to Euro-equivalent 121.6 million at 1.37% and $200.7 million was swapped to Yen-equivalent 22.3 billion at 1.19%, resulting in an interest rate essentially fixed at the all-in rate presented.
(20)
Amount shown in USD equivalent; Euro equivalent is 1.1 billion.
(21)
Consists of eight encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2017 and 2026, of which two properties are held within TMLP.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD equivalent; CAD equivalent is 416.1 million.
(24)
Includes office space of 2,091,253 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 130,635 sq. ft.	Oxford Valley Mall - 137,539 sq. ft.
Copley Place - 893,670 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Domain, The - 156,240 sq. ft.	Southdale Center - 37,523 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Stanford Shopping Center - 39,474 sq. ft.
Firewheel Town Center - 72,421 sq. ft.	The Shops at Clearfork - 143,275 sq. ft.
Menlo Park Mall - 74,440 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 27.5 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 414.1 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 130.0 million.
(28)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.
(29)
Does not include Klépierre.

3Q 2018 SUPPLEMENTAL	48

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

3Q 2018 SUPPLEMENTAL	49

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2018		FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2017

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(7,965)	$229,053	$(7,944)	$223,191
Overage rent	(16)	22,988	(25)	22,777
Tenant reimbursements	(3,173)	106,576	(3,153)	103,725
Management fees and other revenues	–	–	–	–
Other income	(399)	35,903	(373)	36,211

Total revenue	(11,553)	394,520	(11,495)	385,904

EXPENSES:
Property operating	(2,007)	68,352	(1,962)	65,848
Depreciation and amortization	(3,857)	98,828	(4,112)	99,105
Real estate taxes	(718)	28,713	(592)	25,791
Repairs and maintenance	(327)	9,398	(324)	8,908
Advertising and promotion	(989)	9,857	(899)	9,577
Provision for credit losses	(102)	962	(4)	767
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(1,352)	18,985	(2,462)	20,063

Total operating expenses	(9,352)	235,095	(10,355)	230,059

OPERATING INCOME	(2,201)	159,425	(1,140)	155,845
Interest expense	1,803	(75,201)	1,948	(71,417)
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(100)	(84,224)	(257)	(84,428)
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	–	–	–	–

CONSOLIDATED NET INCOME	(498)	–	551	–
Net income attributable to noncontrolling interests	(498)	–	551	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

3Q 2018 SUPPLEMENTAL	50

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2018		FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(23,067)	$682,745	$(21,749)	$658,985
Overage rent	(72)	70,831	(80)	64,634
Tenant reimbursements	(9,724)	317,625	(9,282)	309,531
Management fees and other revenues	–	–	–	–
Other income	(1,276)	113,950	(934)	101,213

Total revenue	(34,139)	1,185,151	(32,045)	1,134,363

EXPENSES:
Property operating	(5,920)	195,187	(5,291)	184,854
Depreciation and amortization	(11,812)	296,742	(11,385)	295,262
Real estate taxes	(1,905)	92,824	(1,749)	87,859
Repairs and maintenance	(1,126)	29,852	(824)	28,137
Advertising and promotion	(3,151)	31,289	(2,622)	30,417
Provision for credit losses	(202)	5,580	(119)	3,947
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(4,072)	64,333	(4,962)	59,645

Total operating expenses	(28,188)	715,807	(26,952)	690,121

OPERATING INCOME	(5,951)	469,344	(5,093)	444,242
Interest expense	5,607	(231,765)	6,002	(208,505)
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(340)	(237,579)	(188)	(235,737)
Gain upon acquisition of controlling interests, sale or disposal of, or recovery
on, assets and interests in unconsolidated entities and impairment, net	–	–	–	–

CONSOLIDATED NET INCOME	(684)	–	721	–
Net income attributable to noncontrolling interests	(684)	–	721	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

3Q 2018 SUPPLEMENTAL	51

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF SEPTEMBER 30, 2018		AS OF SEPTEMBER 30, 2017

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(391,628)	$10,706,485	$(389,491)	$10,671,976
Less - accumulated depreciation	(86,540)	3,157,599	(75,138)	3,014,118

	(305,088)	7,548,886	(314,353)	7,657,858
Cash and cash equivalents	(54,175)	462,209	(13,360)	421,730
Tenant receivables and accrued revenue, net	(8,022)	189,699	(9,631)	181,530
Investment in unconsolidated entities, at equity	(14,299)	(2,267,389)	(24,095)	(2,307,443)
Investment in Klépierre, at equity	–	–	–	–
Deferred costs and other assets	(34,171)	270,739	(39,769)	209,888

Total assets	$(415,755)	$6,204,144	$(401,208)	$6,163,563

LIABILITIES:
Mortgages and unsecured indebtedness	$(176,991)	$7,160,084	$(163,141)	$6,933,904
Accounts payable, accrued expenses, intangibles, and deferred revenues	(16,417)	419,214	(21,095)	447,863
Cash distributions and losses in unconsolidated entities, at equity	–	(1,534,550)	–	(1,388,128)
Other liabilities	(46,007)	159,396	(51,946)	169,924

Total liabilities	(239,415)	6,204,144	(236,182)	6,163,563

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(172,400)	–	(161,195)	–
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	–	–	–	–
Common stock, $.0001 par value	–	–	–	–
Class B common stock, $.0001 par value	–	–	–	–
Capital in excess of par value	–	–	–	–
Accumulated deficit	–	–	–	–
Accumulated other comprehensive loss	–	–	–	–
Common stock held in treasury at cost	–	–	–	–

Total stockholders' equity	–	–	–	–
Noncontrolling interests	(3,940)	–	(3,831)	–

Total equity	(3,940)	–	(3,831)	–

Total liabilities and equity	$(415,755)	$6,204,144	$(401,208)	$6,163,563

3Q 2018 SUPPLEMENTAL	52